U.S SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 -------------------------------------
FORM 8-K

CURRENT REPORT
Date of Report (Date of earliest event reported) June 28, 2002

HERITAGE COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

NEVADA	333-66994	43-1932733
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11658 West 75th Street
Shawnee, Kansas 66214 _____________________________
(Address of Principal or
Executive Offices)

(913) 438-6622
___________________________
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Item 5. Other events.

The Company announced today that the option that it had negotiated to purchase buildings and 22 acres, in Miami, Oklahoma, to be used primarily for a brick manufacturing plant has expired.  The Company was unable to close on the option because it could not obtain adequate financing for the project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Companies, Inc.
(Registrant)

Date:	June 28, 2002	/s/ Thomas J. Heckman
Thomas J. Heckman, Principal Executive Officer and Chairman of the Board of Directors